Exhibit 10.20
CHART INDUSTRIES, INC.
FORM OF INDEMNIFICATION AGREEMENT
          THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of the ___ day of ___, 20___ by and between CHART INDUSTRIES, INC., a Delaware corporation (the “Corporation”), and                      (“Indemnitee”),                      of the Corporation.
          WHEREAS, it is essential to the Corporation to retain and attract as Directors and/or Officers the most capable persons available such as Indemnitee; and
          WHEREAS, the prevalence of corporate litigation subjects directors and officers to expensive litigation risks and it is the policy of the Corporation to indemnify its Directors and/or Officers so as to provide them with the maximum possible protection permitted by law; and
          WHEREAS, in addition, because the statutory indemnification provisions of the Delaware General Corporation Law (the “DGCL”) expressly provide that such statutory indemnification provisions are non-exclusive, it is the policy of the Corporation to indemnify its Directors and Officers who, on behalf of the Corporation, have entered into settlements of derivative suits provided they have not breached the applicable statutory standard of conduct; and
          WHEREAS, Indemnitee does not regard the protection available under the Corporation’s Certificate of Incorporation (the “Certificate”), By-laws (the “By-laws”), and insurance, if any, as adequate in the present circumstances, and considers it necessary and desirable to his or her service as a Director and/or Officer to have adequate protection, and the Corporation desires to provide such protection to induce Indemnitee to serve in such capacity; and
          WHEREAS, the DGCL provides that indemnification of directors and officers of a corporation may be authorized by agreement, and thereby contemplates that contracts of this nature may be entered into between the Corporation and Indemnitee.
          NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:
          1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a Director and/or Officer of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing or is otherwise terminated or properly removed from office.
          The Corporation expressly confirms and agrees that (i) it has entered into this agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue to serve as a Director and/or Officer of the Corporation and (ii) the obligations imposed on the Corporation hereby cover service by Indemnitee during and after the period with respect to Indemnitee’s service on the Board of Directors, or as an Officer, of the

Corporation, including, specifically, the period prior to the date of this Agreement. The Corporation acknowledges that Indemnitee is relying upon this Agreement in continuing in his or her capacity as a Director and/or Officer of the Corporation.
          2. Definitions. As used in this Agreement:
     (a) The term “Proceeding” shall include any threatened, pending, or completed action, suit, arbitration or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation or any subsidiary of the Corporation, by reason of any action taken by Indemnitee or of any inaction on his or her part while acting as such a Director and/or Officer, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, member or manager, partner, trustee, employee, agent, or fiduciary of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise; in each case whether before or after the date of this Agreement and whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
     (b) The term “Expenses” shall include, without limitation, expenses of investigations, settlements, judicial or administrative proceedings or appeals, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 8 of this Agreement, but shall not include the amount of judgments, fines or penalties against or settlements paid by Indemnitee.
     (c) References to “other enterprise” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include, without limitation, any service as a Director and/or Officer of the Corporation which imposes duties on, or involves services by, such Director and/or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
          3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member or manager, partner, trustee, employee, agent, or fiduciary of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in each case whether before or after the date of this Agreement, against all Expenses, judgments (including for punitive damages), settlements, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.
          4. Indemnity for Expenses in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member or manager, partner, trustee, employee, agent, or fiduciary of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in each case whether before or after the date of this Agreement, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by court order or judgment to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.
          5. Indemnity for Amounts Paid in Settlement in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 5 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member or manager, partner, trustee, employee, agent, or fiduciary of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in each case whether before or after the date of this Agreement, against all amounts actually and reasonably paid in settlement by Indemnitee in connection with any such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
          6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
          7. Advances of Expenses. Any Expenses incurred by or on behalf of Indemnitee pursuant to Paragraphs 3 or 4 in any Proceeding shall be paid by the Corporation in advance upon the written request of Indemnitee if Indemnitee shall undertake to (a) repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification hereunder, and (b) reasonably cooperate with the Corporation concerning the action, suit or proceeding giving rise to the Expenses. Any advances to be made under this Paragraph 7 shall be paid by the Corporation to Indemnitee within 30 days following delivery of a written request therefor by Indemnitee to the Corporation.
          8. Procedure. Any indemnification and advances provided for in Paragraph 3, 4, 5, 6 and 7 shall be made no later than 30 days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Certificate or its By-laws providing for indemnification or advancement of expenses, is not paid in full by the Corporation within 30 days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to the other provisions of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and Indemnitee shall be entitled to receive advance payments of expenses pursuant to Paragraph 7 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court or arbitrator, as applicable, to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
          9. Allowance for Compliance with SEC Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (“SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933, as amended (the “Act”), is against public policy as expressed in the Act and, is therefore, unenforceable. Indemnitee hereby agrees that it will not be a breach of this Agreement for the Corporation to undertake with the SEC in connection with the registration for sale of any stock or other securities of the Corporation from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director or officer of the Corporation in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction on the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.
          10. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate or the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
          The indemnification under this Agreement for any action taken or not taken while serving in an indemnified capacity shall continue as to Indemnitee even though he or she may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs, executors and personal representatives of Indemnitee.
          11. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some claims, issues or matters, but not as to other claims, issues or matters, or for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by Indemnitee or amounts actually and reasonably paid in settlement by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such claims, issues or matters or Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.
          12. No Rights of Continued Employment. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
          13. Reimbursement to Corporation by Indemnitee; Limitation on Amounts Paid by Corporation. To the extent Indemnitee has been indemnified by the Corporation hereunder and later receives payments from any insurance carrier covering the same Expenses, judgments, fines, penalties or amounts paid in settlement so indemnified by the Corporation hereunder, Indemnitee shall immediately reimburse the Corporation hereunder for all such amounts received from the insurer.
          Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Certificate or By-laws of the Corporation, in the aggregate exceed the Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee (“Excess Amounts”). To the extent the Corporation has paid Excess Amounts to Indemnitee, Indemnitee shall be obligated to reimburse the Corporation for such Excess Amounts.
          Notwithstanding anything contained herein to the contrary, the Corporation shall not be obligated under the terms of this Agreement, to indemnify Indemnitee:

          (a) or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it appropriate;
          (b) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to Indemnitee in fact having gained any personal profit or advantage to which he or she was not legally entitled;
          (c) for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;
          (d) for a final adjudication against Indemnitee for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law; or
          (e) for any judgment, fine or penalty which the Corporation is prohibited by applicable law from paying as indemnity or for any other reason.
          14. Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s Certificate, its By-laws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such change shall be deemed to be within the purview of Indemnitee’s rights and the Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
          15. D&O Insurance; Notice to Insurers.
          (a) So long as Indemnitee shall continue to serve in any capacity described in Section 3 of this Agreement and thereafter for so long as Indemnitee shall be subject to any possible action, suit or proceeding by reason of the fact that Indemnitee served in any of said capacities, the Corporation will purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance providing, in all respects, (i) coverage and amounts at least comparable to that provided pursuant to the Corporation’s directors’ and officers’ liability insurance policy in effect on the date hereof and (ii) the same rights and benefits accorded to the most favorably insured of the Corporation’s and its subsidiaries’ then current directors and officers. Notwithstanding the foregoing, the Corporation shall not be required to maintain such insurance in effect if such insurance is not reasonably available.
          (b) If, at the time of the receipt of a written request of Indemnitee pursuant to Paragraph 8 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          16. Selection of Counsel. In the event the Corporation shall be obligated under Paragraphs 3, 4, 5, or 6 hereof to pay the expenses of any Proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon delivery to Indemnitee of written notice of the Corporation’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that: (a) Indemnitee shall have the right to employ his or her own counsel in any such proceeding at Indemnitee’s expense; (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Corporation, or (ii) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation; and (c) Indemnitee shall be entitled to separate counsel in any Proceeding brought by or in the right of the Corporation or as to which counsel for Indemnitee reasonably concludes that there is a conflict of interest between the Corporation and Indemnitee, provided that the Corporation shall not be required to pay the expenses of more than one such separate counsel for persons it is indemnifying in any one Proceeding.
          17. Arbitration. With the exception of the provisions of Paragraph 9 hereof, any dispute, controversy or claim between Indemnitee and the Corporation arising out of or relating to or concerning the provisions of this Agreement, shall be finally settled by arbitration in the City of Cleveland, State of Ohio, before a single arbitrator agreeable to both parties. If the parties cannot agree on a designated arbitrator, arbitration shall proceed in the City of Cleveland, State of Ohio, before an arbitrator appointed by the American Arbitration Association (the “AAA”). In either case, the arbitration proceeding shall commence promptly in accordance with the commercial arbitration rules of the AAA then in effect and the arbitrator shall be an attorney other than an attorney who has, or is associated with a firm having associated with it an attorney who has, been retained by or performed services for the Corporation or Indemnitee at any time during the five years preceding the commencement of the arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.
          18. Continuation of Rights and Obligations. All rights and obligations of the Corporation and Indemnitee hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation’s Certificate or By-laws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or Indemnitee hereunder.
          19. Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Corporation and Indemnitee.
          20. Assignment. This Agreement shall not be assigned by the Corporation or Indemnitee without the prior written consent of the other party thereto, except that the Corporation may freely assign its rights and obligations under this Agreement to any subsidiary for whom Indemnitee is serving as a director and/or officer thereof; provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the capital stock of the Corporation.
          21. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.
          22. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement. The parties may execute and deliver this Agreement by facsimile signature, which shall have the same binding effect as an original ink signature.
          23. Notice and Information. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Corporation at One Infinity Corporate Centre Drive, Cleveland, Ohio 44125, Attention: Chief Financial Officer (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require within Indemnitee’s power.
          24. Applicable Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

THE CORPORATION:

CHART INDUSTRIES, INC.

By:

Its:

INDEMNITEE:

9